Exhibit 4.11

[***] CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT MARKED BY BRACKETS HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934 AS AMENDED.

THIRD AMENDMENT
INTERNET PHOTO SERVICES AGREEMENT

THIS AMENDMENT AGREEMENT is effective as of the 2nd day of September, 2013 by and between COSTCO WHOLESALE CORPORATION, a company having an office at 999 Lake Drive, Issaquah, Washington 98027 (“Costco”) and PNI DIGITAL MEDIA INC., (formerly PhotoChannel Networks Inc.) a corporation incorporated under the laws of the Province of British Columbia (“PNI”).

WHEREAS, Costco and PNI entered into an Internet Photo Services Agreement effective April 29, 2008 (“Original Agreement”), a First Amendment Internet Photo Services Agreement effective February 16, 2011 (“First Amendment”), and a Second Amendment Internet Photo Services Agreement dated as of July 16, 2013 (“Second Amendment”), (collectively, “Services Agreement”);and

WHEREAS, Costco and PNI now wish to amend certain provisions of the Services Agreement,

NOW THEREFORE, in consideration of the premises, the mutual covenants contained in the Agreement, and other good and valuable consideration (the receipt and adequacy of which are hereby acknowledged), the parties agree as follows:

1.

Amendment. The parties hereby amend the Services Agreement as set forth below, and following mutual execution by the parties of this Agreement, the Services Agreement and this Agreement shall merge and constitute the complete agreement of the parties.

2.

Definitions. Except as expressly amended herein, capitalized terms in this Agreement shall have the same meaning as in the Services Agreement. A new Section 1.13 is added to the Original Agreement as follows: “’Hosting Fee” means the payment set forth in Section 3 (3) of the Third Amendment Internet Photo Services Agreement’”. A new Section 1.14 is added to the Original Agreement as follows: [***]

3.

Payment. “Schedule F Payment to PNI Digital Media Inc.” is hereby deleted in its entirety as payment shall no longer be based on number of uploads. The new fee structure shall now be as follows: [***] to be paid on a pro rated basis each Fiscal Period. Costco shall pay PNI the calculated fees, net of shipping and freight charges, PST, GST, sales, excise and similar taxes, if any. The gross sales and per order fee will be invoiced weekly for the preceding Monday through Sunday period and paid net 30 days from receipt of invoice. The Hosting Fee will be invoiced on a pro rated basis each Fiscal Period and paid net 30 days from receipt of invoice. The total orders and gross sales will be calculated using the “Costco Revenue Analysis Report” (Attached to this Amendment as “Attachment 1 – Report Sample and Background”).

4.	Deadlines. PNI shall meet all deadlines.

5.	TOR and SOW Compliance. Both parties shall follow the terms of the TOR and SOW process.

6.	[***]. PNI shall complete [***] in accordance with the applicable SOW.

7.

Service Level Agreement. Schedule C, II, B. 3.a. “End-User Care Standard” the Original Agreement requirement that “a human operator shall be available within [***] thereafter” is amended to read “a human operator shall be available within [***] thereafter”.

8.	Development Hours. Development Hours are hereby reset to [***], subject to annual percentage increase and Costco’s audit rights.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

9.	No Other Changes. Except as expressly amended by this Agreement, the terms of the Services Agreement, as merged with this Agreement, shall remain in full force and effect.

10.	Counterparts. This Agreement may be executed by facsimile or other electronic transmission in two or more counterparts, all of which taken together shall constitute one legally binding agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date written above.

PNI DIGITAL MEDIA, INC.	COSTCO WHOLESALE CORPORATION

By:	/s/ Kyle Hall	By:	/s/ Glen Hutchinson
Name:	Kyle Hall	Name:	Glen Hutchinson
Title:	CEO	Title:

By:	/s/ Cam Lawrence	By:	/s/ Jeff Cole	By:	/s/ Ron Damiani
Name:	Cam Lawrence	Name:	Jeff Cole	Name:	Ron Damiani
Title:	CFO	Title:		Title:

Attachment 1 – Report Sample and Background

Source Report for Fee Calculation and Calculation Background Information:

The “Costco Revenue Analysis Report” will be the report used for documenting the [***] and [***] totals for calculating the fees for gross sales and orders.

The source reports for the Costco Revenue Analysis Report is the “Daily Costco US Order Summary Report” and the “Daily Costco CN Order Summary Report”.

[***].

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Also, note that the Daily Order Summary Report specifically excludes revenues and order totals from Greetings by Costco stationery items.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.